Exhibit 21.1
SUBSIDIARIES OF OWL ROCK CAPITAL CORPORATION II

State	Jurisdiction

OR LENDING II LLC	DELAWARE

ORCC II FINANCING LLC	DELAWARE

ORCC II FINANCING II LLC	DELAWARE

OR DH II LLC	DELAWARE

OR MH II LLC	DELAWARE

OR HH II LLC	DELAWARE

OR HEH II LLC	DELAWARE

OR Long Island MH II LLC	DELAWARE

OR Garden State MH II LLC	DELAWARE

OR Toronto MH II LLC	DELAWARE

OR Midwest MH II LLC	DELAWARE

OR Jemico MH II LLC	DELAWARE

OR Atlanta MH II LLC	DELAWARE

OR PCF II LLC	DELAWARE

OR GH II LLC	DELAWARE

OR AH II LLC	DELAWARE

ORCC II BC 2 LLC	DELAWARE

ORCC II BC 3 LLC	DELAWARE

ORCC II BC 4 LLC	DELAWARE

ORCC II BC 5 LLC	DELAWARE

ORCC II BC 6 LLC	DELAWARE

ORCC II FSI LLC	DELAWARE

OR Fairchester MH II LLC	DELAWARE

ORCC II Parent LLC	DELAWARE

ORCC II AAM RH LLC	DELAWARE

ORCC II AAM LLC	DELAWARE

ORCC II BC 12 LLC	DELAWARE

ORCC II BC 13 LLC	DELAWARE

ORCC II BC 14 LLC	DELAWARE

ORCC II BC 15 LLC	DELAWARE